Exhibit 99.1

ERBA DIAGNOSTICS, INC. REPORTS 2013 FINANCIAL RESULTS

- - Revenues increased by 46% and gross profit up by 52% in 2013 compared to 2012 - -

- - Net income in 2013 compared to net loss in 2012 - -

- - Third consecutive quarter with positive net income - -

- - Integration and consolidation continues to improve operational efficiency and reduce costs - -

MIAMI LAKES, FL, April 14, 2014 – ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, reported its financial results for the year ended December 31, 2013.

Sanjiv Suri, Interim Chief Executive Officer of ERBA Diagnostics, said, “I am pleased to report a continuation in the fourth quarter of 2013 of the turnaround we are experiencing, with a significant year-over-year improvement from net loss in the 2012 fiscal year to positive net income in the 2013 fiscal year. We have also now achieved positive net income in three consecutive quarters. We have seen further growth in high margin reagents sales in the 2013 fiscal year.”

Mr. Suri continued, “Comparing the 2013 fiscal year to the 2012 fiscal year, revenues grew 46% and gross profit grew 52%. We recorded positive net income of $675,826 for the 2013 fiscal year compared to a net loss of $1,553,356 for the 2012 fiscal year.

“We have continued our integration of Drew Scientific, which we acquired on October 3, 2012. Our financial results for the 2013 fiscal year include Drew Scientific for the entire year, while our financial results for the 2012 fiscal year include Drew Scientific only from and after the date of the acquisition.”

Mr. Suri concluded, “We continue to consolidate our operations as well as to implement a number of new initiatives in an effort to grow sales and expand the product range. We continue to explore potential acquisitions, both in the United States and internationally. These efforts are backed by our previously reported stock purchase agreement and warrant with our principal stockholder, ERBA Diagnostics Mannheim GmbH.”

Financial Highlights for the Year ended December 31, 2013

Net revenues increased by $8,906,313 to $28,255,317 in the year ended December 31, 2013 from $19,349,004 in the year ended December 31, 2012. This 46% increase was primarily attributed to the inclusion of net revenues of $13,754,000 from Drew Scientific during the full year in 2013, compared to net revenues of $3,391,000 from Drew Scientific during the post-acquisition portion of the year in 2012, offset by other factors from legacy domestic operations resulting in a decrease of $1,457,000.

Gross profit increased by $4,720,685 to $13,812,502 in the year ended December 31, 2013 from $9,091,637 in the year ended December 31, 2012. This 52% increase was attributed to the inclusion of gross profit of $5,626,000 from Drew Scientific during the full year in 2013, compared to gross profit of $881,000 from Drew Scientific during the post-acquisition portion of the year in 2012.

Income from operations totaled $1,036,725 in the year ended December 31, 2013 as compared to an operating loss of $1,203,161 in the year ended December 31, 2012. The change from an operating loss in 2012 to an operating profit in 2013 resulted primarily from the inclusion of operating income of $1,762,000 from Drew Scientific during the full year in 2013, compared to operating loss of $221,000 from Drew Scientific during the post-acquisition portion of the year in 2012.

We generated net income of $675,828 in the year ended December 31, 2013 as compared to net loss of $1,553,356 in the year ended December 31, 2012. Basic and diluted net earnings per common share were $0.02 and $0.01, respectively, in the year ended December 31, 2013 as compared to basic and diluted net loss per common share of $0.04 in the year ended December 31, 2012.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami Lakes, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, clinical chemistry, hematology and diabetes through its six subsidiaries – Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe), ImmunoVision, Inc. (U.S.), Drew Scientific, Inc. (U.S.), JAS Diagnostics, Inc. (U.S.), and Erba Diagnostics Mexico S.A. (Latin America).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, Inc., including, without limitation, the risks and uncertainties related to: ERBA Diagnostics’ ability to successfully improve its financial condition, results of operations and cash flows; ERBA Diagnostics’ ability to successfully implement its initiatives to grow sales and expand the product range, during the timeframe expected or at all; ERBA Diagnostics may not be successful in identifying or consummating acquisitions or other strategic opportunities and any identified and consummated acquisition or other strategic opportunity may not be successfully integrated and may not result in synergies, operational efficiencies or other benefits anticipated and may not otherwise improve ERBA Diagnostics’ financial condition, operating results or cash position; ERBA Diagnostics’ ability to successfully integrate acquired businesses or products, including, without limitation, its ability to integrate Drew Scientific; ERBA Diagnostics’ integration and consolidation, including, without limitation, its ability to integrate Drew Scientific, may not result in improved operational efficiency or reduced costs; acquisitions of businesses and products, and the integration of acquired businesses and products, may disrupt ERBA Diagnostics’ business, distract its management and may not proceed as planned, including, without limitation, its acquisition of and its ability to integrate its Drew Scientific; the risks and uncertainties related to the transactions contemplated by ERBA Diagnostics’ stock purchase agreement and warrant with ERBA Diagnostics Mannheim GmbH, including, among other things, that the transactions contemplated to be consummated at the future closings under the stock purchase agreement may not be consummated on the contemplated terms, in the time frame anticipated, or at all, that the warrants may not be exercised, in whole or in part, by ERBA Mannheim, that ERBA Mannheim has the sole discretion regarding its decision of whether or not, and if so when, to exercise the warrants, in whole or in part, and such decision will be based upon considerations ERBA Mannheim deems to be appropriate, which may include, among other things, the future market price of ERBA Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which may be beyond ERBA Diagnostics’ control, and that, when deciding whether or not, and if so when, to exercise the warrants, in whole or in part, ERBA Mannheim’s interest may conflict with ERBA Diagnostics’ interests; and economic, competitive, political, governmental and other factors affecting ERBA Diagnostics and its operations, markets and products.  In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in ERBA Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

- FINANCIAL TABLES ON FOLLOWING PAGES -

ERBA Diagnostics, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,031,071	$4,125,818
Accounts receivable, net	5,546,715	5,643,359
Inventories, net	6,494,173	5,838,150
Related party receivables	1,834,732	725,806
Other current assets	395,196	219,636
Total current assets	18,301,887	16,552,769

PROPERTY, PLANT AND EQUIPMENT:
Land	352,957	352,957
Buildings and improvements	3,136,434	3,068,607
Machinery and equipment	3,831,213	3,731,139
Furniture and fixtures	2,216,720	2,050,241
	9,537,324	9,202,944
Less: accumulated depreciation	(7,976,121)	(7,605,984)
Property, plant and equipment, net	1,561,203	1,596,960
OTHER LONG-TERM ASSETS:
Intangible assets, net	1,480,151	1,812,048
Goodwill	3,494,619	3,494,619
Equipment on lease, net	586,785	585,321
Product license	226,349	282,936
Restricted deposits	204,686	148,040
Other assets	18,786	81,075
Total other long-term assets	6,011,376	6,404,039
Total assets	$25,874,466	$24,553,768

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,953,906	$3,064,516
Capital lease obligation, current	-	21,947
Revolving line of credit	1,904,879	822,635
Other accrued expenses	2,894,430	2,809,447
Total current liabilities	6,753,215	6,718,545

OTHER LONG-TERM LIABILITIES:
Deferred tax liabilities	576,160	509,365
Other long-term liabilities	1,027,425	993,980
Total other long-term liabilities	1,603,585	1,503,345
Total liabilities	8,356,800	8,221,890

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01, authorized
100,000,000 shares, issued and outstanding
43,658,221 in 2013 and 2012	436,582	436,582
Additional paid-in capital	53,081,370	52,947,370
Accumulated deficit	(35,861,343)	(36,537,171)
Accumulated other comprehensive loss	(138,943)	(514,903)
Total shareholders’ equity	17,517,666	16,331,878
Total liabilities and shareholders’ equity	$25,874,466	$24,553,768

ERBA Diagnostics, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2013 and 2012

	2013	2012

NET REVENUE	$28,255,317	$19,349,004

COST OF SALES	14,442,815	10,257,367
Gross profit	13,812,502	9,091,637

OPERATING EXPENSES:
Selling	5,308,528	4,616,684
General and administrative	5,547,078	4,555,577
Research and development	1,920,171	1,122,537
Total operating expenses	12,775,777	10,294,798

Income (loss) from operations	1,036,725	(1,203,161)

OTHER INCOME (EXPENSE), NET:
Interest income (expense)	(121,963)	(39,808)
Unrealized gain (loss) on foreign currency transactions	187,252	(55,793)
Acquisition expenses	(211,045)	(211,099)
Other income (expense), net	(96,087)	78,550
Total other income (expense), net	(241,843)	(228,150)

Income (loss) before provision for income taxes	794,882	(1,431,311)

PROVISION FOR INCOME TAXES	119,054	122,045

Net income (loss)	675,828	(1,553,356)

OTHER COMPREHENSIVE INCOME (LOSS): Foreign currency translation adjustment	375,960	152,962

Total comprehensive income (loss)	$1,051,788	$(1,400,394)

NET INCOME (LOSS) PER SHARE - Basic	$0.02	$(0.04)
NET INCOME (LOSS) PER SHARE - Diluted	$0.01	$(0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	43,658,221	36,947,292
Diluted	48,542,706	36,947,292